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                                                                    EXHIBIT 10.3

                              CONSULTING AGREEMENT


        THIS AGREEMENT is made as of the 16th day of June, 1997 by and between Soralena Enterprises Limited, (hereinafter called "Consultant"), an Irish corporation, and Leading Edge Earth Products, Inc., an Oregon corporation (hereinafter called the "Company" or "LEEP") with offices at 319 Nickerson St., Suite 186, Seattle, WA 98109.



                                 R E C I T A L S


        WHEREAS, the Company desires marketing, international consulting and general corporate guidance (the "Services");

        WHEREAS, Consultant is capable of providing such services (the "Services").

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual contained herein, the Company and Consultant hereby agree as follows:


1. ENGAGEMENT.

Upon the terms, and subject to the terms and conditions, herein, LEEP hereby engages Consultant, to provide the Services and Consultant agrees to serve as a consultant to the Company and to provide the Services. Consultant shall devote such time and attention as Consultant reasonably determines to successfully provide the Services. As part of Consultant's duties hereunder, Consultant shall:

    1.1 Familiarize itself as required with the business, operations, conditions (financial and otherwise) and prospects of LEEP and;

    1.2 Consult and assist the Company (as requested) in developing a general strategy for growth through international possibilities and;

    1.3 Render such other international consulting services as LEEP may request from time to time.


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2. REPRESENTATIONS OF CONSULTANT

As an inducement to, and to obtain the reliance of LEEP in connection with the sale of the shares of Common Stock, Consultant represents and warrants as follows:

    2.1 Consultant is a corporation organized under the jurisdiction of Ireland.

    2.2 All corporate and other proceedings required to be taken by or on part of Consultant to authorize Consultant to enter into and carry out this Agreement and to acquire the shares of Common Stock hereunder have been or, prior to the Closing will be, duly authorized and properly taken. This Agreement has been duly executed and delivered by Consultant and is valid and enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies. Consultant has the capacity in all respects to carry out the services provided herein which are the consideration for shares; the services provided for said shares shall be at equivalent fair market value for the shares to be exchanged at $.40/share for current services, and for such valuation as may be mutually agreed for services in addition to those agreed.

    2.3 Consultant is not a "U.S. Person" as defined in Regulation S promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission in that Consultant is not:

        2.3.1  a natural person resident in the United States;

        2.3.2 a partnership or corporation organized or incorporated under the laws of the United States;

        2.3.3  an estate of which any executor or administrator is a U.S.
               Person;

        2.3.4  a trust of which any trustee is a U.S. Person;

        2.3.5 an agency or branch of a foreign entity located in the United States;

        2.3.6 a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated in the United States; and

        2.3.7 a partnership or corporation organized or incorporate under the laws of any foreign jurisdiction formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act.

    2.4 At all relevant times related to the negotiation, offer and sale of the shares of Common Stock hereunder, Consultant was outside the United States.

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    2.5 Consultant acknowledges that the Common Stock is subject to a
        "restricted period" during which the Common Stock may not offered or resold to or for the benefit of any U.S. Person, and that after the expiration of the restricted period the Common Stock may be resold in the United States or to U.S. persons without other restrictions, providing an exemption from the registration requirements of the Securities Act is available.

    2.6 Consultant agrees that any offer or sale of the Common Stock prior to the expiration of the "restricted period" will be made in accordance with the provisions of Regulation S; and all offering materials and documents used in connection with offers and sales of the Common Stock prior to the expiration of the restricted period must include statements to the effect that the Common Stock has not been registered under the Securities Act and may not be sold in the United States or to U.S. Persons unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

    2.7 Consultant agrees that it is acting as a principal and that it or its affiliates are not acquiring the shares hereunder with a purpose to distributing said shares without registration or in an attempt to avoid the registration requirements of the U.S. Securities laws or any other applicable jurisdictions.

    2.8 Consultant represents that it is a sophisticated corporation with respect to investment transactions, and has had the opportunity to review all Reports of the Company which are required to be filed under the Exchange Act of 1934, and to ask questions with respect thereof; in addition, Consultant represents that it is an "accredited investor" as defined by Regulation D promulgated under the Securities Act of 1933. Consultant further represents that it became aware of this investment opportunity through a private introduction by related persons and that it did not become aware of said opportunity through a general solicitation of any form whatsoever.


3.  FEES.

As total compensation for the Services rendered by Consultant hereunder, the Company shall pay Consultant 400,000 common shares (with Regulation "S" restrictions) of LEEP within five (5) business days or as soon as possible thereafter. Additional fees may be earned by Consultant and must be paid from transaction proceeds approved by the Company. Company reserves the right to cancel this contract within 45 days of the date hereof by notifying Consultant by US certified mail, and if so exercised all shares are to be returned to the Company.


4.  FEE RESTRICTIONS

    4.1 All shares referenced herein as compensation to Consultant are to issued in Street Name of Rothschild Group, S.A. and to be delivered to Rothschild Group, S.A. at Lex House, George Street, P.O. Box N-7101, Nassau, Bahamas attention Andrew Bowe - Attorney.

    4.2 Consultant agrees to a two-year hold on all the shares referenced herein subject to third party rights. Consultant surrenders all rights to the ownership of the shares and such

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        rights that would accompany ownership to Rothschild, S.A. while the shares are with Rothschild Group, S.A. Consultant reserves the right to require Company counsel to provide opinions in regard to Regulation S that may be required for Consultant shares.

    4.3 Consultant agrees to limit the liquidation process of Consultant shares in such a manner that will not adversely effect the Company's trading market for their securities. Consultant will not sell more than 10% of total LEEP shares owned either obtained herewith or in future compensation paid by LEEP to Consultant over any thirty-day period. Furthermore Consultant agrees to hold any third party entities having interest in Consultant shares to item 4.2 and 4.3 herein.


5.  RESTRICTIVE LEGEND

The shares will bear Regulation "S" restriction(s) when issued.


6.  TERM.

      6.1 This Agreement shall commence on June 16, 1997 and shall continue until June 15, 1999, unless terminated by the mutual agreement of Consultant and LEEP.

      6.2 Notwithstanding the termination of this Agreement, Sections 5, 8, and 10 hereof shall survive, provided, however, Section 9 shall only survive for a period of three (3) years.


7.  CONFIDENTIAL INFORMATION.

      7.1 DEFINITION. Consultant recognizes that the relationship created by this Agreement may involve access by Consultant to information of substantial value regarding LEEP, including, but not limited to, designs, drawings, plans, software,, material and manufacturing specifications, devices, trade secrets,, formulae, know-how, methods, techniques, and processes (whether to LEEP's patents, or otherwise), as well as financial, business, and product development information, and customer lists relating to LEEP's products and operations (collectively, "Confidential Information"). The Confidential Information shall not include information: (a) in the public domain or which subsequently falls into the public, (b) which Consultant can prove was known through a source independent of prior to any communication by LEEP, or (c) disclosed to Consultant in good faith by a third party having a legal right to do so.

      7.2 DEFINITION NON-DISCLOSURE. Consultant acknowledges and agrees that the Company owns and has the legal right to all right, title and interest to the Confidential Information. Consultant further agrees that it shall (i) maintain the secrecy and confidentiality of all Confidential Information that comes to its attention, (ii) take all necessary precautions to prevent any disbursement of Confidential Information by any of its employees or agents, and (iii) during the term of this Agreement and for so long as Confidential Information does not enter into the public domain through no act or omission of, neither publish, disclose nor disseminate any part of such Confidential


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          Information in any manner, or use the same, without the prior written consent of the Company.


8.  NOTICES

All notices, requests, demands and other communications for or contemplated hereunder shall be in writing, and shall be addressed to the Parties, their successors or their assignees at the addresses or such other addresses as the Parties may designate.


                   If to the Company:  Leading Edge Earth Products, Inc.
                                       319 Nickerson St., Suite 186
                                       Seattle, WA 98109.

                    If to Consultant:  Soralena Enterprises Limited
                                       SEE ITEM 16 HEREIN

Such notice shall be deemed duly given when enclosed in a properly sealed or wrapper addressed package as aforesaid, registered or certified, and, postage and registry or certification fees prepaid, in a post office branch post office regularly maintained by the country of destination or by overnight courier's pre-paid receipt. Parties hereto may change its address for purposes of this Section by giving 30 days written notice of such change in the manner provided for in this section.


9.  ARBITRATION.

Any dispute between the parties hereto arising out of or to this Agreement shall be submitted for binding arbitration to the American Arbitration Association ("AAA"), or such other arbitration organization acceptable to both parties and the parties hereto shall be bound by the results. The prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees, from the other party hereto, costs and fees on appeal, if any. The tried-of-fact shall determine identity of the prevailing party whether or not the arbitration proceeds to judgment.


10. GOVERNING LAW.

It is understood and agreed that all communications, negotiations, meetings, agreements and understandings relative to this Agreement have taken place in or from the state of Tennessee or the state of Washington. No communications, offerings, proposals or other forms of negotiations have been conducted in or from the state of Pennsylvania. This agreement may not be modified or terminated orally, and shall be construed and interpreted according to the laws of the state of Washington and enforced in its courts.


11. INTEGRATED AGREEMENT.



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As to the subject matter of this Agreement, the Agreement constitutes the entire agreement of the parties and supersedes any prior agreements between the parties and all such prior agreements shall be voluntarily terminated by the mutual consent of the parties hereto and be of no further force or effect.


12. ASSIGNMENT.

This Agreement is not assignable but shall be binding and shall inure to the benefit of the successors of each party hereto.





13. SEVERABILITY.

Any provision in this Agreement which is, by competent non-precedent setting authority, declared illegal, invalid or unenforceable shall, as to such jurisdiction, be ineffective to the extent of illegality, invalidity or unenforceability without invalidating the provisions hereof or affecting the legality, validity of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal or invalid provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of the Agreement, or otherwise to amend this Agreement, including the provision to choice of law, to achieve such result.


14. NO REPRESENTATION REGARDING TAX TREATMENT

No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax advisers regarding the treatment of this transaction for federal and state income taxes and no representation, warranty or assurance from any other party or such other party's legal, accounting or other adviser.


15.   THIRD PARTY BENEFICIARY

The Company and Consultant are the only parties to this Agreement, and no one else shall be deemed to have any rights hereunder or be deemed a third party beneficiary.


16.  DEVELOPMENT PERIOD CONTACT

All correspondence between parties during the first 60 days of the Agreement will utilize the firm of Fidelity Capital Houston Texas or their assignee. All inquiries should commence with a faxed letter stating the request or inquiry to:

               Fidelity Capital


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               c/o Mark Rice
               4617 Montrose Blvd., C-215
               Houston, TX 77006
               713-520-0676 (ext. 8)
               713-520-0169



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of day and year first above written.


Leading Edge Earth Products, Inc.     and     Soralena Enterprises Ltd.,
an Oregon corporation                         an Irish corporation




By:                                           By: /s/ Eilish Murphy
   -------------------------                     -------------------------------
Grant Record                                  Eilish Murphy
Chief Executive Officer                       Registered Agent



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